3:

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934, as amended
(Amendment No. __)

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[ ]	Preliminary Proxy Statement
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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

TEMTEX INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TEMTEX INDUSTRIES, INC.
5400 LBJ Freeway, Suite 1375
Dallas, Texas 75240

PROXY STATEMENT

A proxy in the accompanying form is being solicited on behalf of the Board of Directors of Temtex Industries, Inc. (the "Company"), for use at the Company's Annual Meeting of Stockholders to be held at the Company’s executive offices located at 5400 LBJ Freeway, Suite 1375, Dallas, Texas 75240, at 10:00 a.m., central time zone, on March 7, 2002, and at any adjournment(s) thereof. The Company will bear the cost of such solicitation. In addition to solicitations by mail, officers and regular employees of the Company may, to a limited extent and without additional remuneration, solicit proxies personally or by telephone or facsimile. Proxies, together with copies of this Proxy Statement, are first being mailed to stockholders of the Company on or about January 31, 2002.

Execution and return of the enclosed proxy will not in any way affect a stockholder's right to attend the meeting and to vote in person, and any stockholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. Mere attendance at the meeting will not of itself revoke the proxy. A proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by those named in the proxy (i) "FOR" the election as directors of those nominees named in the Proxy Statement; and (ii) in accordance with their best judgment on all other matters that may properly come before the meeting.

VOTING SECURITIES AND QUORUM

Only stockholders of record at the close of business on January 25, 2002 will be entitled to notice of and to vote at the Annual Meeting. On January 25, 2002, the Company had issued and outstanding 3,444,641 shares of $0.20 par value Common Stock (the "Common Stock"), which is the only class of its capital stock outstanding. Each share of Common Stock is entitled to one vote on each matter presented to the stockholders. There are no cumulative voting rights.

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in the tabulations of votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Assuming the presence of a quorum, the affirmative vote of the holders on the record date of a plurality of the shares of the votes cast, represented in person or by proxy at the Annual Meeting, is required to elect directors for the Company.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The Company knows of no person owning beneficially more than 5% of the Company’s Common Stock, except for the following persons who owned, as of January 25, 2002, the number of shares of Common Stock of the Company set forth opposite their name in the table below:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Common Stock	James E. Upfield 5400 LBJ Freeway Suite 1375 Dallas, TX 75240	1,379,190	(2)	40.0%

Common Stock	Dennis Chase Box 248 North Lake, WI 53064	334,850		9.7%

Common Stock	Dimensional Fund Advisors, Inc. 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	186,000		5.4%

___________________

(1)	The nature of the beneficial ownership of the shares is sole voting and investment power unless indicated otherwise.
(2)	Includes 24,750 shares of Common Stock held of record by HUTCO, a partnership of which Mr. Upfield is a general partner. Mr. James E. Upfield has shared voting and investment power with respect to such shares of Common Stock.

OWNERSHIP OF COMMON STOCK BY MANAGEMENT

The following table sets forth the beneficial ownership (as defined by the rules of the Securities and Exchange Commission) of Common Stock of the Company by the incumbent directors, nominees for director, each of the named executive officers in the Summary Compensation table below and all directors and officers as a group, together with the percentage of the outstanding shares which such ownership represents. Information is stated as of January 25, 2002.

Title of Class	Name or Identity or Group	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Common Stock	James E. Upfield	1,379,190	(2)	40.0%

Common Stock	E. R. Buford	79,062	(3)	2.3%

Common Stock	Larry J. Parsons	7,000	(4)	*

Common Stock	Scott K. Upfield	31,500	(5)	1.0%

Common Stock	Richard W. Griner	4,500	(5)	*

Common Stock	R. L. DeLozier	10,000	(6)	*

Common Stock	All directors and officers as a group (6 persons)	1,511,252	(7)	43.9%

_____________

* Denotes less than 1%.

(1)	The nature of the beneficial ownership of the shares by the respective persons or group is sole voting and investment power unless otherwise indicated. The number of shares beneficially owned includes shares which each beneficial owner and the group had the right to acquire within 60 days pursuant to stock options. The percentage for each beneficial owner and for the group is calculated based on the sum of the 3,444,641 shares of Common Stock outstanding on January 25, 2002 and any shares shown for such beneficial owner or group as subject to stock options and currently exercisable, as if any such stock options had been exercised.

(2)	Includes 24,750 shares of Common Stock over which Mr. James E. Upfield has shared voting and investment power owned by HUTCO, a partnership of which Mr. James E. Upfield is a general partner.

(3)	Includes 20,000 shares of Common Stock issuable upon exercise of options granted under the 1990 Plan and 10,000 shares of Common Stock issuable upon exercise of options granted under the 1999 Omnibus Plan. Includes 5,000 shares of Common Stock over which Mr. Buford has shared voting and investment power owned by Virginia H. Buford, Mr. Buford’s spouse.

(4)	Includes 6,500 shares of Common Stock issuable upon exercise of options granted under the 1999 Omnibus Plan.

(5)	Includes 4,000 shares of Common Stock issuable upon exercise of options granted under the 1999 Omnibus Plan.

(6)	Includes 10,000 shares of Common Stock issuable upon exercise of options granted under the 1999 Omnibus Plan.

(7)	Total of Common Stock held by officers and directors as a group, includes 20,000 shares and 34,500 shares of Common Stock issuable upon exercise of options granted under the 1990 Plan and the 1999 Omnibus Plan, respectively.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board of Directors maintains an Audit Committee, Stock Option Committee and a Compensation Committee. The Company has no formal nominating committee.

The Audit Committee is presently composed exclusively of directors who are not officers or employees of the Company. Its present members are Messrs. Larry J. Parsons (Chairman) and Richard W. Griner. Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standards of the National Association of Securities Dealers. The Audit Committee oversees the Company’s financial audit process and compliance with applicable laws and regulations. The Audit Committee reviews the Company’s annual financial statements, including management’s discussion and analysis and regulatory examination findings. The Audit Committee recommends to the Board of Directors the engagement of the Company's independent auditors, and reviews with the auditors the plan and scope of their audit for each year, the results of the audit when completed and their fees for services performed. The Audit Committee also reviews the Company's policies and procedures designed to avoid improper conflicts of interest. During the twelve months ended August 31, 2001, the Audit Committee held three meetings.

The Stock Option Committee recommends to the Board of Directors the granting of stock options to certain officers and employees of the Company. The present members of the Stock Option Committee are Messrs. Griner (Chairman), Parsons and S. K. Upfield. The Stock Option Committee held one meeting during the twelve months ended August 31, 2001.

The Compensation Committee recommends to the Board of Directors salaries and other compensation payable to certain officers of the Company. The present members of the Compensation Committee are Messrs. Griner (Chairman), Parsons and S. K. Upfield. The Compensation Committee held one meeting during the twelve months ended August 31, 2001.

During the twelve months ended August 31, 2001, the full Board of Directors held six meetings. Each incumbent director attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (2) the total number of meetings of all committees of the Board on which he served (during the periods that he served).

The Board of Directors express their thanks to Mr. Joseph V. Mariner, Jr. who served as a Director of the Company for more than twenty-two years before his resignation in June 2001. Mr. Mariner served on all of the various committees from time to time either as a member or committee chairman.

ELECTION OF DIRECTORS

(Item 1)

Five (5) directors will be elected at the Annual Meeting of Stockholders by the holders of the Common Stock. Each director is elected for a term of one year to serve until the next Annual Meeting of Stockholders and until his successor is elected and has qualified. The accompanying proxy (unless otherwise directed) will be voted for the election of directors of the Company of the five (5) persons named below. If any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee and for the other nominees named below. The management of the Company has no reason to believe that any nominee will be unable to serve.

The names of the directors and nominees for the office of director and information about them, as furnished by the directors and nominees themselves, are set forth below:

Name	Age	First Became a Director in	Positions and Offices with Company, Business Experience During Past Five Years and Other Directorships
James E. Upfield	81	1969	Chairman of the Board of the Company for more than the past five years; also Chairman of the Board of Temco Fireplace Products, Inc., a wholly-owned subsidiary of the Company; serves as a director of Magnum Hunter Resources, Inc. which is engaged in the sale of oil, gas and oilfield services.
E. R. Buford	66	1973	President of the Company for more than five years and was elected Chief Executive Officer of the Company in February 1986; President and director of Temco Fireplace Products, Inc., a wholly-owned subsidiary of the Company, for more than the past five years.
Larry J. Parsons	72	1989	Retired in 1988 as partner of Ernst & Whinney, (now known as Ernst & Young LLP) an international public accounting firm. Mr. Parsons was a partner for more than five years before his retirement and holds no other directorships.

Scott K. Upfield	42	1992	President, Treasurer and a director of Insurance Technologies Corporation, a company principally engaged in developing and marketing software to the insurance industry for more than the past five years.
Richard W. Griner	64	1995	Director, President and Chief Operating Officer of the Hart Group, a privately owned company which supplies managerial services to privately owned Rmax, Inc. a manufacturer of rigid foam roofing and sheathing insulation for more than five years; director and President of HC Industries, Inc. and of HC Industries NV., Inc., subsidiaries of Rmax; director and President of Rmax; a former director of Axon, Inc., a plumbing and heating service company; and director of Polyisocyanurate Manufacturers Association.

Each of the above named nominees is a member of the present Board of Directors and was elected to such office at the Annual Meeting of Stockholders held March 8, 2001. There are no family relationships among any of the directors or among any of the directors and any officers of the Company except Messrs. James E. Upfield and Scott K. Upfield who are father and son.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

EXECUTIVE COMPENSATION

Executive Officers

The executive officers of the Company are Messrs. James E. Upfield, E. R. Buford and R. L. DeLozier. The positions of Messrs. Upfield and Buford are described above. R. L. DeLozier, 62, was appointed on May 15, 2000 as Secretary and Treasurer. For more than the past five (5) years, Mr. DeLozier has served as the Company’s Manager of Corporate Accounting.

The following table provides certain disclosure of all compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and our other executive officers whose salary plus bonus exceeded $100,000 for any of the fiscal years indicated.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen- sation ($)

E. R. Buford	1999	225,000	-0-	N/A	-0-	-0-	-0-	N/A
Chief	2000	201,500 (1)	-0-	N/A	-0-	-0-	-0-	270,000 (3)
Executive	2001	168,700	-0-	N/A	-0-	-0-	-0-	N/A
Officer and President
(1) Salary reduced by 25% on 4/1/00 in conjunction with Company’s cost reduction effort.

J. E. Upfield	1999	150,000	-0-	N/A	-0-	-0-	-0-	N/A
Chairman of	2000	112,500 (2)	-0-	N/A	-0-	-0-	-0-	N/A
the Board	2001	-0-	-0-	N/A	-0-	-0-	-0-	N/A
(2) Salary reduced by 33% on 4/1/00 and 100% on 6/30/00.

R.L. DeLozier Secretary and Treasurer	2000 2001	107,500 107,500	-0- -0-	N/A N/A	-0- -0-	-0- -0-	-0- -0-	129,000 (3) N/A
(3) Amount received upon termination of the Company’s Select Management Employee Security Plan.

Other annual compensation did not exceed the lesser of either $50,000 or 10% of total salary as disclosed in the Summary Compensation Table.

Mr. R. N. Stivers, who previously served as Chief Financial Officer and Vice President-Finance, retired on April 30, 2000. Mr. Stivers received total compensation in fiscal year 1999 of $118,100.

1990 Stock Plan for Key Employees

The 1990 Stock Plan for Key Employees of Temtex Industries, Inc. (the "1990 Plan") expired, as provided in the 1990 Plan, on December 31, 1999. At August 31, 2001 there were options to acquire 50,000 of Common Stock that remain outstanding under the terms of the 1990 Plan.

1999 Omnibus Securities Plan

In October 1999 and March 2000, respectively, the Board of Directors and stockholders of the Company approved the adoption of the 1999 Omnibus Securities Plan (the "1999 Omnibus Plan"). The 1999 Omnibus Plan permits the discretionary granting of stock options, restricted and unrestricted stock grants, performance stock awards, dividend equivalent rights and stock appreciation rights to plan participants. The 1999 Omnibus Plan permits the Company to grant awards exercisable for up to 175,000 shares of Common Stock to directors (including outside directors), officers, employees and certain consultants. Awards for 111,000 shares of Common Stock have been granted under the 1999 Omnibus Plan. Of the 111,000 shares of Common Stock awarded under the 1999 Omnibus Plan, awards for 16,500 shares of Common Stock have been cancelled.

Option Grants During 2001 Fiscal Year

The following table specifies the grants of stock options made during the last completed fiscal year to each of the Company’s executive officers named in the Summary Compensation Table:

Option/SAR Grants in Last Fiscal Year Individual Grants

Name	Number of Securities Underlying Options/ SARS Granted	% of Total Options/ SARS Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1) 5% 10% ($) ($)

E. R. Buford	-0-	-0-	-0-	-0-	-0-	-0-
J. E. Upfield	-0-	-0-	-0-	-0-	-0-	-0-
R. L. DeLozier	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of the stock options will depend on the future performance of the Company’s Common Stock, and the date on which the options are exercised.

Option Exercise and Value

The following table includes the number of shares received upon exercise, or if no shares were received, the number of securities with respect to which the options were exercised, the aggregate dollar value realized upon exercise and the total value of unexercised options held at the end of the last completed fiscal year for each of the Company’s executive officers named in the Summary Compensation Table:

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at FY-End (#)	Value of Unexercised In-the-Money Options/SARs at FY-End ($)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

E. R. Buford	-0-	-0-	Exercisable 30,000	-0-	(1)

R. L. DeLozier	-0-	-0-	-0-	-0-

J. E. Upfield	-0-	-0-	Exercisable 10,000	-0-	(1)

_________________

(1)	The Company's stock price at August 31, 2001 was below the option price.

Executive Officers’ Employment Agreements

The Company does not have employment contracts with any of its executive officers.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Mr. Richard W. Griner (Chairman), Mr. Larry J. Parsons, and Mr. Scott K. Upfield. Mr. Scott K. Upfield’s father, Mr. James E. Upfield, was engaged in certain transactions with the Company described under the heading "CERTAIN TRANSACTIONS."

Board Compensation Committee Report on Executive Compensation

The Compensation Committee’s primary function is to review the compensation awarded to the Company’s Chief Executive Officer and to approve the determinations of compensation to be paid to certain other senior executives of the Company. Salaries are reviewed at regular intervals, approximately annually, depending on job classification and competitive market levels.

In determining executive compensation, the Compensation Committee reviews the performance of the specific executive, the operating performance of the Company, the compensation for executives of companies, which are comparable to the Company and the performance of the

Company’s Common Stock. Although the Compensation Committee does not utilize any formal mathematical formulae or objective thresholds, particular emphasis is given to the operating results of the Company. The Compensation Committee believes that specific formulae restrict flexibility and are too rigid at this stage of the Company’s development.

The Compensation Committee also believes that in order for the Company to succeed, it must attract and retain qualified executives who can not only perform satisfactorily on an individual basis but who can also retain and manage a quality staff of other executive officers and key employees. Thus, in addition to applying the criteria generally applicable to all executive officers, in determining the compensation of the Chief Executive Officer, the Compensation Committee may also be influenced to a significant extent by the overall performance of the Company’s other executives and key employees.

In addition to the Compensation Committee’s subjective determination of the factors noted above, the committee has access to, and from time to time has reviewed reports of, independent financial consultants who assimilate and evaluate the compensation of executive officers employed by companies which are generally comparable to the Company. During this year’s review, the Compensation Committee elected not to consider such a report. The Compensation Committee seeks to establish base salaries that generally approximate the median range for comparable companies.

After a review of the factors discussed above, the Compensation Committee determines whether a particular executive should receive an increase in compensation, an incentive bonus under the Company’s Executive Bonus Plan, a stock option or stock grant under the Company’s 1999 Omnibus Plan, or any other compensation benefits. At their March 8, 2001 meeting, the Compensation Committee recommended no changes in the salaries for the senior officers of the Company for the 2001 fiscal year.

The Compensation Committee has reviewed the applicability of Section 162(m) of the Code, which disallows a tax deduction for compensation to an executive officer in excess of $1.0 million per year. The Compensation Committee does not anticipate that compensation subject to this threshold will be paid to any executive officer of the Company in the foreseeable future. The committee intends to periodically review the potential consequences of Section 162(m) and may in the future structure the performance-based portion of its executive officer compensation to comply with certain exemptions provided in Section 162(m).

COMPENSATION COMMITTEE: Richard W. Griner (Chairman) Larry J. Parsons Scott K. Upfield

Performance Graph

The following table compares the performance of the Company's Common Stock with certain comparable indices:

	1996	1997	1998	1999	2000	2001
TEMTEX INDUSTRIES, INC.	$100.00	$93.11	$86.23	$61.98	$27.55	$10.47
Dow Jones Total Market	$100.00	$138.20	$143.59	$200.15	$240.37	$179.07
Dow Jones Home Construction & Furnishings	$100.00	$132.91	$126.18	$135.23	$118.59	$155.00

COMPENSATION OF DIRECTORS

Directors' Remuneration

Those directors who are salaried employees of the Company receive no additional compensation for their services as directors or as members of committees of the Board. Cash compensation currently payable to the other directors for services in that capacity consists of a retainer of $2,500 per year and a fee of $750 (in addition to travel expenses) for each day of each meeting of the Board of Directors attended. No additional retainers are paid for serving on a committee; however, if one or more committee meetings are held on a day other than one on which a Board meeting is held, committee members are paid a fee of $750 (in addition to travel expenses) for each day of such meeting or meetings.

Directors who are not regular salaried officers or employees who render services to the Company in a capacity or capacities other than that of a director (for example, as consultants or attorneys) may be compensated for such other services, and such compensation for other services shall not, except insofar as may be specified by the Company in particular cases, affect the cash compensation payable to such directors in their capacities as directors and members of committees of the Board of Directors.

Stock Based Compensation

No stock options were granted to outside directors in fiscal year 2001.

The following table shows as of August 31, 2001 stock options granted to outside directors, the exercise price thereof and the value thereof at August 31, 2001:

Name of Director	Options Granted and Presently Exercisable	Option Price	Value of Unexercised In-The-Money Options At Fiscal Year End ($)

Richard W. Griner	4,000	$1.82	-0-	(1)

Larry J. Parsons	6,500	$1.82	-0-	(1)

Scott K. Upfield	4,000	$1.82	-0-	(1)

____________________

(1)	The Company’s stock price at August 31, 2001 was below the option price.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and operates under a written Charter adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditor’s independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

The committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held three meetings during fiscal year 2001.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended August 31, 2001 for filing with the Securities and Exchange Commission. The committee and the board have also recommended the selection of the Company’s independent auditors.

AUDIT COMMITTEE
Larry J. Parsons (Chairman)
Richard W. Griner

CERTAIN TRANSACTIONS

Temco Fireplace Products, Inc. ("TFPI"), a subsidiary of the Company, leases a manufacturing plant and related real property in Manchester, Tennessee from HUTCO, a California partnership of which Mr. Upfield is a general partner. The Manchester facility, which was originally subject to a five-year lease with an option to purchase between TFPI and the former owner, was acquired by HUTCO upon the assignment to it of TFPI's option to purchase following TFPI's inability to secure financing upon acceptable terms. The lease between TFPI and HUTCO was for a twenty-five year term commencing November 15, 1989 and provided for monthly rental payments of $13,020 (subject to certain scheduled rent escalations based upon increases in the consumer price index). During the 1994 fiscal year, the Company entered into a new twenty-five year lease agreement with HUTCO. The new lease agreement provided for a 30,000 square foot expansion to the facility with monthly rental payments of $21,500 that commenced on January 1, 1996. The new lease is subject to certain scheduled rent escalations based upon increases in the consumer price index.

In the opinion of management of the Company, the lease of the TFPI manufacturing facility from HUTCO was consummated on terms and conditions as favorable to the Company as terms and conditions obtainable from non-affiliated parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. Officers, directors and greater than ten percent stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 31, 2001 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

STOCKHOLDER PROPOSALS FOR
2003 ANNUAL MEETING

Under current rules of the Securities and Exchange Commission, stockholders wishing to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the Annual Meeting of Stockholders of the Company to be held in 2003 must submit such proposals so as to be received by the Company at its principal executive offices located at 5400 LBJ Freeway, Suite 1375, Dallas, Texas 75240 on or before October 11, 2002.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending August 31, 2002. Ernst & Young LLP acted as the Company's independent auditors for the fiscal year ended August 31, 2001. A representative of Ernst & Young LLP will attend the annual meeting of stockholders to be held March 7, 2002, will have an opportunity to make a statement, and will respond to appropriate questions from stockholders.

Audit Fees

For the fiscal year 2001, Ernst & Young LLP billed the Company an aggregate of $87,500 for professional services rendered for the audit of the Company’s financial statements for such period and the reviews of the quarterly financial statements included in the Company’s 10-K and 10-Qs filed with the Securities and Exchange Commission.

All Other Fees

For the fiscal year 2001, Ernst & Young LLP billed the Company $43,600 for tax preparation and other tax related services.

The Audit Committee has determined that the provision of the services covered in the preceding paragraphs of this section is compatible with maintaining the independence of Ernst & Young LLP.

OTHER MATTERS

It is intended that, as to any other matter of business, which may be brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the discretion of the person or persons voting the same. In the event a quorum is present at the meeting but sufficient votes to approve any of the items proposed by the Board of Directors have not been received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. Any adjournment will require the affirmative vote of the holders of a majority of those shares of Common Stock represented at the meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they have been authorized to vote on any other business properly before the meeting in favor of such an adjournment. The Board of Directors does not know of any other matters which are to be presented for action at the meeting. However, if other matters properly come before the meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors,
James E. Upfield
Chairman of the Board
Date:	January 31, 2002

TEMTEX INDUSTRIES, INC

Proxy Solicited on Behalf of the Board of Directors
For Annual Meeting of Stockholders,
March 7, 2002

The undersigned hereby constitutes and appoints James E. Upfield and E. R. Buford, and either of them, each with full power of substitution and revocation, as the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of Stockholders of Temtex Industries, Inc. (the "Company"), to be held at the Company’s executive offices, 5400 LBJ Freeway, Suite 1375, Dallas, Texas 75240, at 10:00 a.m. on March 7, 2002, and any adjournments thereof, and to vote the shares of Common Stock of the Company standing in the name of the undersigned with all powers the undersigned would possess if personally present at the meeting.

(1) Election of Directors For [ ] All nominees named (except as marked to the contrary)	Withhold [ ] Authority to vote for all nominees named	Names of Nominees:
James E. Upfield; E. R. Buford; Larry J. Parsons; Scott K. Upfield; Richard W. Griner (Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the following line.)
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(2)	In their discretion to vote upon such other business as may properly come before the meeting.

(continued and to be signed on reverse)

Please sign exactly as name appears below. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ___________	_______________________________________________
Signature
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Signature (if held jointly)

No postage is required if returned in the enclosed envelope and mailed in the United States.

Stockholders who are present at the meeting may withdraw their proxy and vote in person if they so desire.